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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 15, 1998



                                 ENDOCARE, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



           Delaware                  0-27212               33-0618093
  ------------------------------------------------------------------------
  (State or other jurisdiction     (Commission           (IRS Employer
       of incorporation)           File Number)        Identification No.)



        7 Studebaker, Irvine, California                       92618
    ----------------------------------------                 ----------
    (Address of principal executive offices)                 (Zip Code)



                                 (949) 595-4770
               ---------------------------------------------------
               (Registrant's telephone number including area code)



                                 NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)





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ITEM 5.  OTHER EVENTS.
         -------------

         Sale of Common Stock
         --------------------

         Endocare, Inc., a Delaware corporation (the "Company") has received private placement funding commitments to purchase an aggregate of 2 million newly issued shares of the Company's Common Stock at $3.50 per share, for total aggregate sale proceeds to the Company of $7 million. Pursuant to these commitments, on April 16, 1998 the Company sold an initial 821,428 shares of its Common Stock at $3.50 per share, and received aggregate proceeds of approximately $2.9 million from such sale. The balance of the commitments to purchase 1,178,572 shares at $3.50 per share, for aggregate sale proceeds of approximately $4.1 million, will be completed if and when, prior to October 15, 1998, the public trading price per share of the Company's Common Stock reaches $3.50 and a predetermined minimum number of shares trade at such price. The Company has agreed to use its best efforts to register for resale under the Securities Act of 1933, as amended, no later than May 15, 1998, all shares of Common Stock to be purchased in the private placement.

         The purchasers in the private placement consist of funds managed by institutional fund managers, including (i) The Kaufmann Fund, Inc., (ii) the Pequot Private Equity Fund, L.P. and its affiliate, the private investment vehicles of Dawson Samberg Capital Management, Inc. and (iii) funds managed by Technology Funding, Inc. The purchase commitments are set forth in three Common Stock Purchase Agreements entered into between the Company and such funds, each of which is filed as an exhibit to this report and incorporated herein by reference. The agreements specify all of the terms of the purchase commitments, including the number of shares and time period in which the Company's Common Stock must publicly trade at $3.50 per share in order to trigger the remaining $4.1 million purchase, as well as other conditions to the private placement and related obligations of the Company.

         Line of Credit
         --------------

         On March 24, 1998, the Company entered into a one year, $1 million revolving line of credit with Silicon Valley Bank. The credit agreement allows the Company to borrow up to $1 million at any time during such one year period for general working capital. Borrowings bear interest at a rate of Prime plus one percent, must be repaid by March 23, 1999 and are secured by a lien on all assets of the Company, other than intellectual property rights. Specific details concerning the line of credit, including covenants of the Company for the benefit of the lender, requirements to borrowing and repayment and other matters are set forth in the Loan and Security Agreement filed as an exhibit to this report and incorporated herein by reference.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


EXHIBIT NO.       DESCRIPTION
-----------       -----------

10.1 Common Stock Purchase Agreement dated April 15, 1998 between the Company and The Kaufmann Fund, Inc.

10.2 Common Stock Purchase Agreement dated April 15, 1998 between the Company and Technology Funding, Inc.

10.3 Common Stock Purchase Agreement dated April 22, 1998 among the Company, Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.

10.4 Loan and Security Agreement dated March 24, 1998 between the Company and Silicon Valley Bank





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 22, 1998


                                    ENDOCARE, INC.




                                    By:  /s/ Paul W. Mikus
                                         --------------------------------------
                                         Paul W. Mikus
                                         President and Chief Executive Officer



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                                 EXHIBIT INDEX



EXHIBIT NO.       DESCRIPTION
-----------       -----------

10.1 Common Stock Purchase Agreement dated April 15, 1998 between the Company and The Kaufmann Fund, Inc.

10.2 Common Stock Purchase Agreement dated April 15, 1998 between the Company and Technology Funding, Inc.

10.3 Common Stock Purchase Agreement dated April 22, 1998 among the Company, Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.

10.4 Loan and Security Agreement dated March 24, 1998 between the Company and Silicon Valley Bank